ENSCO INTERNATIONAL INCORPORATED Rig Contract Status Report As of October 15, 2009

Statements contained in the Rig Contract Status Report regarding the Company's estimated rig availability, contract duration, future rig rates and cost adjustments, customers or contract status (including letters of intent) are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to future rig rates, cost adjustments, utilization, rig enhancement projections, shipyard construction or work completion, and other contract or letter of intent commitments, including new rig commitments, the period of time and number of rigs that will be in a shipyard for repairs, maintenance, enhancement or construction, scheduled delivery dates for new rigs, and scheduled commencement dates for new contracts and rig relocations. It is important to note that our actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, including changes in rig supply and demand or new technology, (ii) risks associated with the current global economic crisis and its impact on capital markets and liquidity, (iii) prices of oil and natural gas in general, and the current relatively depressed prices in particular, and the impact of commodity prices upon future levels of drilling activity and expenditures, (iv) further declines in rig activity, which may cause us to idle or stack additional rigs, (v) excess rig availability or supply resulting from delivery of newbuild drilling rigs, (vi) heavy concentration of our rig fleet in premium jackups, (vii) cyclical nature of the industry, (viii) worldwide expenditures for oil and natural gas drilling, (ix) the ultimate resolution of the ENSCO 69 situation in general, and the potential return of the rig or package policy political risk insurance recovery in particular, (x) changes in the timing of revenue recognition resulting from the deferral of certain amounts earned from our customers for mobilization of our drilling rigs, time waiting on weather or time in shipyards, which are recognized over the contract term upon commencement of drilling operations, (xi) operational risks, including excessive unplanned downtime and hazards created by severe storms and hurricanes, (xii) risks associated with offshore rig operations or rig relocations in general and in foreign jurisdictions in particular, (xiii) renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xiv) inability to collect receivables, (xv) changes in the dates new contracts actually commence, (xvi) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xvii) risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xviii) availability of transport vessels to relocate rigs, (xix) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future and are not covered by insurance or indemnity in whole or in part, (xx) limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xxi) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxii) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation as well as repeal or modification of same, (xxiii) our ability to attract and retain skilled personnel, (xxiv) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxv) terrorism or military action impacting our operations, assets or financial performance, (xxvi) outcome of litigation, legal proceedings, investigations, or insurance or other claims, (xxvii) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative financial instruments, (xxviii) potential long-lived asset or goodwill impairments, (xxix) potential reduction in fair value of our auction rate securities, and (xxx) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to the Investor Relations section of our website at www.enscointernational.com. All information in this report is as of the date posted. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Bolded rig names and underlined text signify changes in rig status from the previous month.
						Est. Avail/
Segment /		Water		Day Rate		Contract
Region / Rig	Design (1)	Depth' (1)	Customer/Status	$000's US	Location	Change	Comments

Deepwater Australia
ENSCO 7500	Dynamically Positioned	8000	Chevron	Low 550s	Australia	Sep. 10	Mob day rate of mid 360s and reimbursable mobilization expenses deferred and amortized over contract. In total, these equal approx. $170,000 per day over the contract term as noted in the 2Q09 SEC Form 10-Q. Plus cost adjustments. 3Q09 revenue was reduced by approx. $29 million for non-routine downtime
U.S. Gulf of Mexico
ENSCO 8500	Dynamically Positioned	8500	Eni/Anadarko	Low 300s	Gulf of Mexico	Jun. 13	Plus lump sum payment of $20 million and one-time reimbursable costs of $27 million amortized over contract. Plus cost adjustments and four 1-year same-rate options. 3Q09 revenue was reduced by approx. $6 million for non-routine downtime
ENSCO 8501	Dynamically Positioned	8500	Nexen/Noble Energy	Mid 370s	Gulf of Mexico	Apr. 13	Contract commenced on Oct. 8. As planned with customer, initial commencement will be followed by final acceptance testing (7-10 days at zero rate in Oct.) before commencing operations. Mob costs are reimbursed at $18,000 per day over primary contract term. Plus cost adjustments and unpriced options
ENSCO 8502	Dynamically Positioned	8500	Under construction		Singapore	1Q10	Contracted in Gulf of Mexico to Nexen commencing late 2Q10 to 2Q12, mid 480s plus cost adjustments. Contract can change to 3 or 4 year term at operator's election at the same day rate
ENSCO 8503	Dynamically Positioned	8500	Under construction		Singapore	4Q10	Contracted in Gulf of Mexico to Cobalt commencing early 2011 for 2 years, high 520s plus cost adjustments and priced & unpriced options
Under Construction - uncontracted
ENSCO 8504	Dynamically Positioned	8500	Under construction		Singapore	2H11
ENSCO 8505	Dynamically Positioned	8500	Under construction		Singapore	1H12
ENSCO 8506	Dynamically Positioned	8500	Under construction		Singapore	2H12
(1) ENSCO 8500 Series® rigs are proprietary design, ultra-deepwater, dynamically positoned, semisubmersibles and may be modified for drilling in up to 10,000' water depths.
Note: The day rates reflected in this Rig Contract Status Report are the operating day rates charged to customers, which may include estimated contractual adjustments for changes in operating costs and/or reimbursable cost adjustments for ongoing expenses such as crew, catering, insurance and taxes. The day rates, however, do not include certain types of non-recurring revenues such as lump sum mobilization payments, revenues earned during mobilizations, revenues associated with contract preparation and other non-recurring reimbursable items such as mobilizations and capital enhancements. Routine and non-routine downtime may influence the actual revenues recognized during the contract term. Please refer to the Company's SEC filings for more information.

ENSCO INTERNATIONAL INCORPORATED Rig Contract Status Report As of October 15, 2009

Bolded rig names and underlined text signify changes in rig status from the previous month.
						Est. Avail/
Segment /		Water		Day Rate		Contract
Region / Rig	Design	Depth'	Customer/Status	$000's US	Location	Change	Comments

Asia & Pacific Rim
Middle East/India
ENSCO 50	F&G L-780 Mod II-C	300	Sime Darby	Low 60s	Qatar	Jan. 10	Accommodation mode plus 90-day option
ENSCO 53	F&G L-780 Mod II-C	300	BG	Low 100s	India	Feb. 10	Plus one 3-month same rate option and one 6-month unpriced option
ENSCO 54	F&G L-780 Mod II-C	300	ADOC	Low 150s	Qatar	Nov. 10	Plus cost adjustments and unpriced option
ENSCO 76	MLT Super 116-C	350	Saudi Aramco	High 130s	Saudi Arabia	Sep. 10
ENSCO 84	MLT 82 SD-C	250	Maersk	Low 170s	Qatar	Nov. 09	Plus cost adjustments. Rig at zero rate for 14 days in 3Q and 10 days in 4Q due to non-routine downtime
ENSCO 88	MLT 82 SD-C	250	Ras Gas	Mid 80s	Qatar	Aug. 10	One 5-well option, high 90s and one 4-well option, mid 110s
ENSCO 94	Hitachi 250-C	250	Ras Gas	Mid 60s	Qatar	May 12	Rate increases Jun. 10, high 60s. One 1-well option, mid 110s
ENSCO 95	Hitachi 250-C	250	Saudi Aramco	Mid 80s	Saudi Arabia	Nov. 10	Rate increases Nov. 09, mid 90s
ENSCO 96	Hitachi 250-C	250	McDermott	Mid 50s	Qatar	Nov. 09	Accommodation mode
ENSCO 97	MLT 82 SD-C	250	Available		Bahrain
Southeast Asia/Australia
ENSCO 51	F&G L-780 Mod II-C	300	Pertamina	Mid 80s	Indonesia	Oct. 09	Ongoing program to be transferred to ENSCO 67
ENSCO 52	F&G L-780 Mod II-C	300	Petronas Carigali	Mid 160s	Malaysia	Nov. 10	Plus cost adjustments and unpriced options
ENSCO 56	F&G L-780 Mod II-C	300	Available		Malaysia
ENSCO 57	F&G L-780 Mod II-C	300	Petronas Carigali	High 160s	Malaysia	Jan. 10	Plus cost adjustments and unpriced options
ENSCO 67	MLT 84-CE	400	Committed		Malaysia	Jun. 10	Next to Pertamina in Nov. 09, mid 80s (replacing ENSCO 51)
ENSCO 104	KFELS MOD V-B	400	ConocoPhillips	High 210s	Australia	Jan. 10	Plus cost adjustments and seven 1-well unpriced options
ENSCO 106	KFELS MOD V-B	400	Committed		Malaysia	Oct. 10	Expect to contract and commence work mid Oct. 09, low 90s, and one unpriced 1-year option
ENSCO 107	KFELS MOD V-B	400	OMV	High 180s	New Zealand	Dec. 09	Rate increases Nov. 09 to mid 190s, then Dec. to high 190s
ENSCO 108	KFELS MOD V-B	400	Total	Mid 190s	Brunei	Jun. 10	Two 6-month options at market rate. Option exercise would result in a retroactive reduction in firm period rate to low 160s with options at market rate but floor in low 140s for first option period

ENSCO I	Barge Rig		Cold stacked		Singapore

Note:  The day rates reflected in this Rig Contract Status Report are the operating day rates charged to customers, which may include estimated contractual adjustments for changes in operating costs and/or reimbursable cost adjustments for ongoing expenses such as crew, catering, insurance and taxes. The day rates, however, do not include certain types of non-recurring revenues such as lump sum mobilization payments, revenues earned during mobilizations, revenues associated with contract preparation and other non-recurring reimbursable items such as mobilizations and capital enhancements. Routine and non-routine downtime may influence the actual revenues recognized during the contract term. Please refer to the Company's SEC filings for more information.

Please read the forward-looking statements disclaimer at the top of the first page.

ENSCO INTERNATIONAL INCORPORATED Rig Contract Status Report As of October 15, 2009

Bolded rig names and underlined text signify changes in rig status from the previous month.
						Est. Avail/
Segment /		Water		Day Rate		Contract
Region / Rig	Design	Depth'	Customer/Status	$000's US	Location	Change	Comments

Europe & Africa North Sea
ENSCO 70	Hitachi K1032N	250	Available	------------	UK	------------	------------------------------
ENSCO 71	Hitachi K1032N	225	Maersk	Mid 90s	Denmark	Oct. 09
ENSCO 72	Hitachi K1025N	225	Committed		UK	Feb. 10	Next to Eni in mid Nov. 09, low 90s
ENSCO 80	MLT 116-CE	225	ConocoPhillips	Low 130s	UK	Dec. 12	Sublet to Ithaca to Nov. 09 plus one 14-day option in accommodation mode, low 80s. Then contract to be suspended to Apr. 10. Rates mutually agreed annually
ENSCO 92	MLT 116-C	225	EIS Consortium*	Mid 210s	UK	Feb. 10	Plus cost adjustments. Rate from mid Dec. 09, low 150s
ENSCO 100	MLT 150-88-C	350	Shipyard		Poland	Nov. 09	Next expect to work Jan. 10 to Jun. 10, low 110s plus one unpriced 6-month option
ENSCO 101	KFELS MOD V-A	400	Available		UK
ENSCO 102	KFELS MOD V-A	400	ConocoPhillips	Low 200s	UK	Dec. 11	Plus cost adjustments. Rate to Jan. 10, thereafter to be negotiated
Mediterranean
ENSCO 85	MLT 116-C	300	Aegean Energy	Mid 90s	Greece	Dec. 09	------------------------------
Africa
ENSCO 105	KFELS MOD V-B	400	BG	Low 200s	Tunisia	May 10	Plus cost adjustments and unpriced option
*EIS (East Irish Sea Consortium) - Venture, BHPB, HRL Centrica, EOG

North & South America
U.S. Gulf of Mexico
ENSCO 60	Levingston 111-C	300	Cold stacked		Gulf of Mexico
ENSCO 75	MLT Super 116-C	400	Available		Gulf of Mexico
ENSCO 82	MLT 116-C	300	Chevron	Mid 150s	Gulf of Mexico	Jun. 10	Rate changes Jan. 10 to high 50s
ENSCO 86	MLT 82 SD-C	250	Available		Gulf of Mexico
ENSCO 87	MLT 116-C	350	Proserv	Low 50s	Gulf of Mexico	Oct. 09
ENSCO 90	MLT 82 SD-C	250	Cold stacked		Gulf of Mexico
ENSCO 99	MLT 82 SD-C	250	Available		Gulf of Mexico

Mexico
ENSCO 81	MLT 116-C	350	Pemex	Low 100s	Mexico	Jun. 10	Indexed to global rates, adjusts late Dec. 09
ENSCO 83	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Nov. 12	Plus cost adjustments
ENSCO 89	MLT 82 SD-C	250	Pemex	Low 100s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Nov. 09)
ENSCO 93	MLT 82 SD-C	250	Pemex	Mid 110s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Jan. 10)
ENSCO 98	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Apr. 12	Plus cost adjustments
Venezuela
ENSCO 68	MLT 84-CE	400	Chevron	Low 200s	Venezuela	Jan. 10	Chevron assigned contract to Repsol to Oct. 09 plus one well option. Then to MORUY II (Teikoku)

Note:  The day rates reflected in this Rig Contract Status Report are the operating day rates charged to customers, which may include estimated contractual adjustments for changes in operating costs and/or reimbursable cost adjustments for ongoing expenses such as crew, catering, insurance and taxes. The day rates, however, do not include certain types of non-recurring revenues such as lump sum mobilization payments, revenues earned during mobilizations, revenues associated with contract preparation and other non-recurring reimbursable items such as mobilizations and capital enhancements. Routine and non-routine downtime may influence the actual revenues recognized during the contract term. Please refer to the Company's SEC filings for more information.

Please read the forward-looking statements disclaimer at the top of the first page.